EXHIBIT 10.21

SEVENTH AGREEMENT OF AMENDMENT
TO
REVOLVING LOAN AND SECURITY AGREEMENT
AND OTHER DOCUMENTS

This  Seventh Agreement of Amendment to Revolving Loan and Security Agreement ("Seventh Amendment") is effective September 27, 2010 by and among SOVEREIGN BANK, a federal savings bank, having an address of  830 Morris Turnpike, Short Hills NJ  07078  ("Lender"), MEDIA SCIENCES INTERNATIONAL, INC., a Delaware corporation, MEDIA SCIENCES, INC.,  a New Jersey corporation, and CADAPULT GRAPHIC SYSTEMS, INC., a New Jersey corporation, having their chief executive office at  8 Allerman Road, Oakland  NJ  07436 (either separately, jointly, or jointly and severally, "Borrower").

RECITALS

A.           Borrower has executed and delivered a certain (i) Secured Revolving Loan Note dated February 12, 2008, in the original maximum principal sum of Eight Million Dollars ($8,000,000.00),  as amended, and a certain (ii) Term Loan Note in the original maximum principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) payable to the order of Lender (collectively, "Note").

B.           In connection with the execution and delivery of the Note and to secure payment and performance of the Note and other obligations of Borrower to Lender, the Lender and Borrower have executed, among other things, a Revolving Loan and Security Agreement dated February 12, 2008, as amended ("Loan Agreement").

C.           In addition to the foregoing documents, Media Sciences International, Inc. and Media Sciences, Inc. (jointly and severally, "Pledgor") have executed certain Pledge and Control Agreements dated February 12, 2008 ("Pledge Agreement").  For purposes of convenience, the Borrower and Pledgor are jointly and severally referred to as "Obligors."

D.           In addition to the foregoing documents, the Obligors and Lender have executed or delivered other collateral agreements, certificates and instruments perfecting or otherwise relating to the security interests created.  For purposes of convenience, the Note, Loan Agreement, Pledge Agreement and related collateral agreements, certificates and instruments are collectively referred  to  as the "Loan Documents.”

E.           Borrower has requested a modification of the Loan Documents.

F.           Lender and Obligors wish to clarify their rights and duties to one another as set forth in the Loan Documents.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Seventh Amendment and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS

1.            Lender and Obligors reaffirm, consent and agree to all of the terms and conditions of the Loan Documents as binding, effective and enforceable according to their stated terms, except to the extent that such Loan Documents are hereby expressly modified by this Seventh Amendment.

2.           In the case of any ambiguity or inconsistency between the Loan Documents and this Seventh Amendment, the language and interpretation of this Seventh Amendment is to be deemed binding and paramount.

3.           The Loan Documents are amended as follows:

A.           As to the Secured Revolving Loan Note:

(i)           The first paragraph is hereby amended to read as follows:

Upon the earlier of (a) October 1, 2011, or (b) in accordance with a certain Revolving Loan and Security Agreement dated February 12, 2008, or as it may be subsequently amended, signed by the undersigned as "Borrower" ("Loan Agreement") FOR VALUE RECEIVED, the undersigned "Borrower" jointly and severally promises to pay to the order of SOVEREIGN BANK (the "Lender"), at 830 Morris Turnpike, Short Hills NJ  07078, the principal sum of Four Million ($4,000,000.00) Dollars or the amount actually outstanding and unpaid pursuant to the Loan Agreement.

(ii)           The top left corner of page one is similarly amended to reflect the maximum principal sum of $4,000,000.00.
B.           As to the Loan Agreement:

(i)           The second sentence of Section 1.1(a) is hereby amended to read as follows:

The unpaid balance of principal and interest of the Revolving Loan is  to be payable in full on the earlier of (i) October 1, 2011, (ii) as provided in Article 14 of this Agreement or (iii) upon a Default as provided in this Agreement.

(ii)           The first sentence of Section 1.1(b) is hereby amended to read as follows:

1.1(b) The term "Advance Limit" means the loans or advances which Lender may make to the Borrower pursuant to this Agreement which are not in the aggregate at any time outstanding to exceed the lesser of Four Million ($4,000,000.00) Dollars or the sum of (A), (B) and (C) below:

       (iii)          Section 1.3(a) is hereby amended to read as follows:

1.3(a)  Interest accrues on the Revolving Loan (and on the portion of which designated as payable on a non-principal amortizing term basis consistent with Section 1.1(a) hereof and the Term Loan Note dated February 12, 2008) at the greater of (i) eight (8%) percent per annum or (ii) Lender's floating Prime Rate (as that term is defined in this Agreement) plus four percent (4.0%) per annum. In no event is the interest rate to be less than eight percent (8%) per annum.

 (iv)         Section 7.16 is hereby amended to read as follows:

Section 7.16  Fixed Charge Coverage Ratio

The Borrower is not to cause or permit its Fixed Charge coverage ratio on a rolling nine month basis for the quarter ending June 30, 2010 to be less than 1.05:1.  The Fixed Charge coverage ratio will not be tested by Lender for the quarter ending September 30, 2010.  The Borrower is not to cause or permit its Fixed Charge coverage ratio for the quarter ending December 31, 2010 on a trailing three month basis, for the quarter ending March 31, 2011 on a trailing nine month basis, for the quarter ending June 30, 2011 on a trailing twelve month basis, and thereupon for each quarter thereafter based on a trailing 12 month  basis, tested quarterly, to be less than 1.05:1.  Fixed Charge is defined as earnings before interest, taxes, depreciation and amortization ("EBITDA") (including an add back for non-cash stock based compensation) less the sum of: cash taxes; cash capital expenditures; any cash dividends, distributions or loans, and other cash payments not captured on the current profit and loss statement, divided by principal payments on term debt (or capital leases), and cash interest. For all of the foregoing determinations, any equity contribution made  to the Borrower and indebtedness subordinated to the Debt on terms acceptable to Lender will be applied to offset cash capital expenditures.

(v)           The following is added as Section 7.21:

Section 7.21  EBITDA

The Borrower is not to cause or permits its EBITDA for the quarter ending September 30, 2010 to decrease below (-$450,000.00).

4.           The Borrower’s failure to comply with Section 7.16 of the Loan Agreement for the quarter ended June 30, 2010 constitutes an event of Default under the Loan Agreement.  Lender hereby agrees to  grant a waiver thereof provided, however, that this waiver does not constitute (i) a modification or an alteration of any of the other terms, conditions or covenants of the Loan Agreement or any other Loan Documents, all of which remain in full force and effect, or (ii) a waiver, release or limitation upon Lender’s exercise of any of its rights and remedies thereunder, all of which are hereby expressly reserved, or (iii) a waiver of compliance with Section 7.16 for any other period or purpose.  This waiver does not relieve or release the Obligors in any way from any of their other respective duties, obligations, covenants or agreements under the Loan Agreement or any other  Loan Documents or from the consequences of any event(s) of Default thereunder, except as expressly described above.  This waiver does not obligate Lender, or be construed to require Lender, to waive any other event(s) of Default or defaults, whether now existing or which may occur after the date of this Seventh Amendment.

5.           In consideration of this Seventh Amendment, Borrower is to pay to Lender a fee of Fifteen Thousand Dollars ($15,000.00) upon execution of this Seventh Amendment.

6.           Except as set forth in paragraph 4 above, Obligors represent and warrant that there are no  defaults or events of Default pursuant to or defined in any of the Loan Documents, and that all warranties and covenants which have been made or performed by Obligors in connection with the  Loan Documents were true and complete when made or performed.

7.           The Loan Documents are hereby amended to provide that a default, breach or failure on the part of Obligors to perform any covenant or condition hereunder or an event of Default otherwise defined in either this Seventh Amendment or any document executed in connection with this Seventh Amendment is to be deemed an event of Default for purposes of the Loan Documents.

8.           All representations, warranties and covenants made by Obligors to Lender in the Loan Documents are hereby repeated as though first made expressly in this Seventh Amendment.

9.            Except as otherwise provided herein, the Loan Documents  continue in full force and effect, in accordance with their respective terms.  The parties hereto hereby expressly confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to said Loan Documents and consent to the terms of this Seventh Amendment.

Capitalized terms used in this Seventh Amendment which are not otherwise defined herein have the meaning ascribed thereto in the Loan Documents.

10.           The parties agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required by Lender including, but not limited to, affidavits, resolutions, or certificates for a full and complete consummation of the matters covered by this Seventh Amendment.

11.           This Seventh Amendment is binding upon, inures to the benefit of, and is enforceable by the heirs, personal representatives, successors and assigns of the parties.  This Seventh Amendment is not assignable by Obligors without the prior written consent of Lender.

12.           To the extent that any provision of this Seventh Amendment is determined by any court or legislature  to be invalid or unenforceable in whole or part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage.  If that occurs, it does not have the effect of rendering any other provision of this Seventh Amendment invalid or unenforceable.  This Seventh Amendment is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.

13.            This Seventh Amendment may only be changed or amended by a written agreement signed by all of the parties.  By the execution of this Seventh Amendment, Lender is not to be deemed to consent to any future renewal or extension of the loan. This Seventh Amendment may only be changed or amended by a written agreement signed by all of the parties. This Seventh Amendment is deemed to be part of and integrated into the Loan Documents.

14.            This Seventh Amendment is governed by and is to be construed and enforced in accordance with the laws of New Jersey as though made and to be fully performed in New Jersey (without regard to the conflicts of law rules of New Jersey).

15.           The parties to this Seventh Amendment acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Seventh Amendment, the enforceability and interpretation of the terms contained  in this Seventh Amendment and the consummation of the transactions and matters covered by this Seventh Amendment.

16.           Obligors are to reimburse Lender for its costs, expenses, and reasonable attorneys' fees incurred in connection with this Seventh Amendment, upon execution of this Seventh Amendment.

THE OBLIGORS, FOR THEMSELVES, THEIR SUBSIDIARIES (IF ANY) AND LENDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS SEVENTH AMENDMENT OR THE DEBT AS AN INDUCEMENT TO THE EXECUTION OF THIS SEVENTH AMENDMENT.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties have signed this Seventh Amendment.

Attest/Witness:	MEDIA SCIENCES
INTERNATIONAL, INC

/s/ Marc Applebaum	By:	/s/ Michael W. Levin
Print Name: Marc Applebaum	Print Name: MICHAEL W. LEVIN
Title: CFO	Title: CEO

Attest/Witness:	MEDIA SCIENCES, INC

/s/ Marc Applebaum	By:	/s/ Michael W. Levin
Print Name: Marc Applebaum	Print Name: MICHAEL W. LEVIN
Title: CFO	Title: CEO

Attest/Witness:	CADAPULT GRAPHIC SYSTEMS, INC.

/s/ Marc Applebaum	By:	/s/ Michael W. Levin
Print Name: Marc Applebaum	Print Name: MICHAEL W. LEVIN
Title: CFO	Title: CEO

SOVEREIGN BANK

	By:	/s/ Keith Holler
Print Name: KEITH HOLLER
Title: Vice President

STATE OF NEW JERSEY          )
                                                       ) ss.
COUNTY OF Bergen                  )

I certify that on September 27, 2010, MICHAEL W. LEVIN personally appeared  before  me and that this person acknowledged under oath, to my satisfaction, that this person is the Chief Financial Officer of Media Sciences, Inc., Media Sciences International, Inc. and Cadapult Graphic Systems, Inc., the corporations named in the attached document; this person executed and delivered the attached document on behalf of and as the voluntary act and deed of the corporations, and this person was authorized by the corporations to execute and deliver the attached document on behalf of the corporations.

/s/ Denise S. Hawkins